HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

Hines Global REIT, Inc. (“Hines Global”) and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), (the “Company”) made the following acquisitions since inception:

Property Name	Date of Acquisition	Net Purchase Price
17600 Gillette	June 9, 2010	$20.4 million
Brindleyplace Project	July 7, 2010	$282.5 million
Hock Plaza	September 8, 2010	$97.9 million
Southpark	October 19, 2010	$31.2 million
Fifty South Sixth	November 4, 2010	$185.0 million
Stonecutter Court	March 11, 2011	$146.8 million
FM Logistic	April 27, 2011	$70.8 million

On April 27, 2011, a subsidiary of the Company acquired Dolorous Limited and Ifmall Finance Ltd. for the sole purpose of acquiring FM Logistic Industrial Park (“FM Logistic”), a nine-building industrial complex of 748,578 square feet located in Moscow, Russia. The net purchase price for FM Logistic was $70.8 million exclusive of transaction costs, financing fees and working capital reserves. Hines Global funded the acquisition using proceeds from its current public offering.

The unaudited pro forma consolidated balance sheet assumes the acquisition of FM Logistic occurred on March 31, 2011. The unaudited pro forma consolidated statements of operations assume that all of the Company’s acquisitions occurred on January 1, 2010.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods. In addition, pro forma adjustments related to the purchase price allocation of FM Logistic are preliminary and subject to change.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of March 31, 2011
(In thousands, except per share amounts)

	March 31, 2011	Adjustments		Pro Forma
ASSETS
Investment property, net	$544,462	$56,908	(a)	$601,370
Cash and cash equivalents	209,447	(70,848)	(a)	138,599
Restricted cash	2,503	—		2,503
Interest rate swap contracts, net	4,765	—		4,765
Tenant and other receivables	9,628	—		9,628
Intangible lease assets, net	210,130	15,780	(a)	225,910
Deferred leasing costs, net	1,577	—		1,577
Deferred financing costs, net	7,974	—		7,974
Other assets	1,798	—		1,798
Total Assets	$992,284	1,840		$994,124
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$19,230	—		$19,230
Due to affiliates	6,404	1,455	(b)	7,859
Intangible lease liabilities, net	6,186	1,840	(a)	8,026
Other liabilities	10,886	—		10,886
Interest rate swap contracts	104	—		104
Distributions payable	4,366	—		4,366
Notes payable	476,316	—		476,316
Total liabilities	523,492	3,295		526,787

Commitments and Contingencies	—	—		—

Equity:
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of March 31, 2011	—	—		—
Common shares, $.001 par value; 1,500,000 common shares authorized, 54,514 common shares issued and outstanding as of March 31, 2011	54	—		54
Additional paid-in capital	460,196	—		460,196
Accumulated deficit	(33,351)	(1,455)	(b)	(34,806)
Accumulated other comprehensive income	2,605	—		2,605
Total stockholders’ equity	429,504	(1,455)		428,049
Noncontrolling interests	39,288	—		39,288
Total Equity	468,792	(1,455)		467,337
Total Liabilities and Equity	$992,284	1,840		$994,124

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2011

(a)
To record the pro forma effect of the Company’s acquisitions of FM Logistic, assuming it had occurred on March 31, 2011.  The net purchase price was $70.8 million, which was allocated to investment property, net and intangible lease assets and liabilities.  The acquisition was funded using proceeds from the Company’s current public offering. Pro forma adjustments related to the purchase price allocation of FM Logistic are preliminary and subject to change.

(b)	To record the pro forma effect of the Company's 2% acquisition fee related to the acquisition of FM Logistic.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2011
(In thousands, except per share amounts)

	Three Months Ended March 31, 2011	Adjustments		Pro Forma
Revenues:
Rental revenue	$17,303	$4,842	(a)	$22,145
Other revenue	1,537	—		1,537
Total revenues	18,840	4,842		23,682
Expenses:
Property operating expenses	4,326	538	(a)	4,864
Real property taxes	1,594	—		1,594
Property management fees	513	56	(a)	569
Depreciation and amortization	10,563	3,295	(a)	13,858
Acquisition related expenses	1,054	(877)	(b)	177
Asset management and acquisition fees	3,866	(2,494)	(c)	1,372
General and administrative expenses	753	—		753
Total expenses	22,669	518		23,187
Income (loss) before other income (expenses) and provision for income taxes	(3,829)	4,324		495
Other income (expenses):
Gain on interest rate swap contracts	1,933	—		1,933
Other gains (losses)	26	(1)		25
Interest expense	(4,656)	(774)	(d)	(5,430)
Interest income	39	—		39
Income (loss) before provision for income taxes	(6,487)	3,549		(2,938)
Provision for income taxes	(357)	(362)	(a)	(719)
Net income (loss)	(6,844)	3,187		(3,657)
Net (income) loss attributable to noncontrolling interests	(634)	—		(634)
Net income (loss) attributable to common stockholders	$(7,478)	$3,187		$(4,291)
Basic and diluted loss per common share:	$(0.16)			$(0.09)
Weighted average number common shares outstanding	47,601			47,601

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statement.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Three Months Ended March 31, 2011

(a)
To record the pro forma effect of the Company’s acquisitions of Stonecutter Court and FM Logistics (based on their historical results of operations which includes adjustments related to the purchase price allocation which was performed upon acquisition) assuming that the acquisitions had occurred on January 1, 2010.

(b)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions of Stonecutter Court.

(c)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of Stonecutter Court and FM Logistic had occurred on January 1, 2010. In addition, this adjustment includes amounts required to eliminate the effect of non-recurring acquisition fees included in the Company’s statement of operations for the three months ended March 31, 2011 related to these acquisitions of $2.9 million.

(d)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2010 related to its acquisition Stonecutter Court as follows:

• On March 11, 2011 Sofina entered into a £57.0 million ($92.0 million assuming a rate of $1.61 per GBP based on the transaction date) mortgage with Landesbank Baden-Württemberg (“LBBW”) related to the acquisition of Stonecutter Court. The loan matures on March 11, 2016, with the option to extend the maturity date by one year, and has a floating interest rate of LIBOR plus 2.08%. However, the floating portion of the interest rate was effectively fixed at 2.71% through a five-year interest rate swap agreement, which Sofina entered into with LBBW. The loan further provides for quarterly installments for the repayment of principal of £313,500 ($506,055 assuming a rate of $1.61 per GBP).  Principal and interest payments began on April 15, 2011 and are due quarterly through maturity. The loan may be repaid in full prior to maturity, subject to a prepayment premium if it is repaid in the first four years, and is prepayable at par thereafter. Pursuant to the loan documents, the loan is secured by a mortgage and related security interests in Stonecutter Court and is non-recourse with respect to the Company.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(In thousands, except per share amounts)

	Year Ended December 31, 2010	Adjustments		Pro Forma
Revenues:
Rental revenue	$23,158	$64,794	(a)	$87,952
Other revenue	1,716	3,815	(a)	5,531
Total revenues	24,874	68,609		93,483
Expenses:
Property operating expenses	5,832	13,766	(a)	19,598
Real property taxes	1,280	5,085	(a)	6,365
Property management fees	626	1,500	(a)	2,126
Depreciation and amortization	16,029	41,006	(a)	57,035
Acquisition related expenses	15,678	(15,192)	(b)	486
Asset management and acquisition fees	11,236	(5,748)	(c)	5,488
General and administrative expenses	1,866	—		1,866
Total expenses	52,547	40,417		92,964
Income (loss) before other income (expenses) and provision for income taxes	(27,673)	28,192		519
Other income (expenses):
Gain on interest rate swap contracts	2,800	—		2,800
Other gains (losses)	39	1,805	(a)	1,844
Interest expense	(6,035)	(16,495)	(d)	(22,530)
Interest income	110	60		170
Income (loss) before provision for income taxes	(30,759)	13,562		(17,197)
Provision for income taxes	(657)	(2,145)	(a)	(2,802)
Net income (loss)	(31,416)	11,417		(19,999)
Net (income) loss attributable to noncontrolling interests	5,951	(3,929)	(e)	2,022
Net income (loss) attributable to common stockholders	$(25,465)	$7,488		$(17,977)
Basic and diluted loss per common share:	$(1.30)			$(0.48)
Weighted average number common shares outstanding	19,597	17,488	(f)	37,085

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statement.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2010

(a)
To record the pro forma effect of all of the Company’s acquisitions (based on their historical results of operations which includes adjustments related to the purchase price allocation which was performed upon acquisition) assuming that the acquisitions had occurred on January 1, 2010.

(b)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions.

(c)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the Company’s acquisitions had occurred on January 1, 2010. In addition, this adjustment includes amounts required to eliminate the effect of non-recurring acquisition fees included in the Company’s statement of operations for the twelve months ended December 31, 2010 related to these acquisitions of $10.0 million.

(d)
To record the pro forma effect of the Company’s interest expense.  This calculation is based on the predication that all permanent financing assumed or arranged in connection with its acquisitions occurred on January 1, 2010 using the actual terms negotiation.

(e)
The Company owns a 60% interest in the Brindleyplace Project through the Brindleyplace JV, a joint venture it formed with Moorfield Real Estate Fund II GP Ltd. ("Moorfield"). The Company has consolidated the Brindleyplace JV and its wholly-owned subsidiaries in its financial statements. The purpose of this adjustment is to allocate 40% of the pro forma net income of the Brindleyplace JV to Moorfield in accordance with the joint venture agreement.

(f)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (g), less amounts received from the financing activities described in (c) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended December 31, 2010
Cash needed to acquire 17600 Gillette	$20,350
Cash needed to acquire the Brindleyplace Project	59,290
Cash needed to acquire Hock Plaza	17,933
Cash needed to acquire Southpark	13,187
Cash needed to acquire Fifty South Sixth	89,992
Cash needed to acquire Stonecutter Court	54,751
Cash needed to acquire FM Logistic	70,848
$326,351

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	37,085
Less: Historical weighted average common shares outstanding	(19,597)
17,488

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2011 and
the Year Ended December 31, 2010

(1)  Investment Properties Acquired After January 1, 2010

On June 9, 2010, the Company acquired 17600 Gillette, a two-story office building located in Irvine, California. The building was constructed in 1977 and contains 98,925 square feet of rentable area which is 100% leased.

On July 7, 2010, the Brindleyplace JV consummated its acquisition of the Brindleyplace Project. The Brindleyplace Project consists of five office buildings including ground-floor retail, restaurant and theatre space, and a 903-space multi-story parking garage constructed from 1997 - 2000. The Brindleyplace Project consists of 560,200 square feet of rentable area that is 99.2% leased to 32 tenants.

On September 8, 2010 the Company acquired Hock Plaza, a 12-story office building located in Durham, North Carolina.  Hock Plaza was constructed in 2004 and consists of 327,160 square feet of rentable area that is 99% leased to three tenants.

On October 19, 2010, the Company acquired Southpark, an industrial/flex office park complex of four buildings located in Austin, Texas. Southpark was constructed in 2001 and consists of 372,125 square feet of rentable area that is 94% leased to eight tenants.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. Fifty South Sixth was constructed in 2001 and consists of 698,783 square feet of rentable area that is 94% leased to thirty-two tenants.

On March 11, 2011, the Company acquired all of the share capital of Sofina for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom. Stonecutter Court was constructed in 1995 and consists of 152,829 square feet of rentable area that is 100% leased to three tenants.

On April 27, 2011, a subsidiary of the Company acquired Dolorous Limited and Ifmall Finance Ltd. for the sole purpose of acquiring FM Logistic Industrial Park. FM Logistic Industrial Park was constructed from 1998 - 2004 and consists of 748,578 square feet that is 100% leased to one tenant.

The unaudited pro forma consolidated balance sheet assumes that the acquisition of FM Logistic occurred on March 31, 2011. The unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2010.